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                                                                    EXHIBIT 99.1



February 1, 2002


                              AMRESCO CAPITAL TRUST
                         ANNOUNCES DELISTING FROM NASDAQ


         DALLAS - AMRESCO Capital Trust (Nasdaq: AMCT) announced today that on January 31, 2002 it received a Nasdaq Staff Determination letter stating that the company had failed to comply with the annual shareholder meeting requirements set forth in Marketplace Rules 4350(e) and 4350(g) and that its securities will be delisted from The Nasdaq Stock Market at the opening of business on February 8, 2002. The company believes that it meets the criteria to have its securities available for immediate quotation on the OTC Bulletin Board.

         As previously communicated, the company is liquidating its assets under a plan of liquidation and dissolution. Shareholders approved the liquidation and dissolution of the company on September 26, 2000. To date, the company has disposed of all of its assets other than one mortgage loan.

         This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict.